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                                                                   EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT



        We consent to the incorporation by reference in Registration No. 33-99638 of Network Appliance, Inc. on Form S-8 of our report dated April 7, 1997 on the financial statements of Internet Middleware Corporation for the period ended December 31, 1996 appearing in this Report on Form 8-K/A of Network Appliance, Inc.


/s/ Deloitte & Touche LLP

San Jose, California
April 14, 1997